                                                                   Exhibit 10.12

                              SHAREHOLDER AGREEMENT

      This SHAREHOLDER AGREEMENT, dated as of June 15, 1999 (this "Agreement"), is made and entered into among TriNet Corporate Realty Trust, Inc., a Maryland corporation ("Company") and each of the shareholders of Starwood Financial Trust, a Maryland real estate investment trust ("Starwood"), listed on the signature page of this Agreement (each, individually, a "Shareholder" and together, the "Shareholders").

                                    RECITALS:

      A. Starwood, ST Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of Starwood ("Merger Sub"), and Company are, simultaneously herewith, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Company (the "Merger") on the terms and subject to the conditions set forth in the Merger Agreement and, as a result (and after giving effect to the Incorporation Merger and the Advisor Transaction (each as defined in the Merger Agreement)), Company will become a wholly-owned Subsidiary of Starwood Financial, Inc. (or, in connection with Section 1.7 of the Merger Agreement, of Starwood), a Maryland corporation ("New Starwood"), Starwood's successor-in-interest. Except as otherwise defined herein, capitalized terms used herein without definition have the respective meanings ascribed to them in the Merger Agreement.

      B. As of the date hereof, each Shareholder beneficially owns and is entitled to vote (or to direct the voting of) the number of Class A shares of beneficial interest, par value $1.00 per share ("Class A Shares"), of Starwood and the number of Class B shares of beneficial interest, par value $.01 per share, of Starwood ("Class B Shares," and, together with the Class A Shares, the "Starwood Shares") set forth opposite such Shareholder's name on Annex A hereto (such Starwood Shares, together with any other Starwood Shares or other equity or voting interests in Starwood the beneficial ownership of which is hereafter acquired by such Shareholder and any shares of common stock of New Starwood or other equity interests of New Starwood into which such Starwood Shares or other equity or voting interests are converted, are collectively referred to herein as such Shareholder's "Subject Shares").

      C. As a condition and inducement to Company's willingness to enter into the Merger Agreement, Company has requested that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement and to irrevocably grant to Company an irrevocable proxy in the form attached hereto as Exhibit A (each a "Proxy").

      D. Simultaneously with the execution and delivery of this Agreement, each Shareholder has irrevocably granted Company a Proxy to vote its shares in a manner consistent with the covenants set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                            VOTING OF SUBJECT SHARES

            Section 1.1 Agreement to Vote Subject Shares. At any meeting of the shareholders of Starwood called to consider and vote upon the approval of the Advisor Transaction or the Merger or adoption of the Advisor Transaction Agreement or the Merger Agreement or the issuance of Starwood Shares to the shareholders of Company pursuant to the Merger or to the Shareholders, the stockholders of STW Holdings I, Inc., a Delaware corporation ("Advisor"), the members of Starwood Capital Group, L.L.C., a Delaware limited liability company ("SCG") and/or SCG pursuant to the Advisor Transaction (including any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the adoption of the Advisor Transaction Agreement or the Merger Agreement or approval of the issuance of Starwood Shares to the shareholders of the Company pursuant to the Merger or to the Shareholders, the stockholders of Advisor, the members of SCG and/or SCG pursuant to the Advisor Transaction by written consent of the shareholders of Starwood, each Shareholder shall vote or cause to be voted (including by written consent, if applicable) all of such Shareholder's Subject Shares in favor of the approval and adoption of the Advisor Transaction Agreement, the Merger Agreement and the issuance of Starwood Shares to the shareholders of Company pursuant to the Merger and to the Shareholders, the stockholders of Advisor, the members of SCG and/or SCG pursuant to the Advisor Transaction and in favor of any other matter necessary for the consummation of the transactions contemplated by the Advisor Transaction Agreement and the Merger Agreement and considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. At any meeting of the shareholders of Starwood called to consider and vote upon any Adverse Proposal (as defined below) (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of shareholders of Starwood, each Shareholder shall vote or cause to be voted (including by written consent, if applicable) all of such Shareholder's Subject Shares against such Adverse Proposal. For purposes of this Agreement, the term "Adverse Proposal" means any
(a) proposal or action that would reasonably be expected to result in a breach of any covenant, representation or warranty of Starwood set forth in the

Advisor Transaction Agreement or the Merger Agreement or (b) proposal or action that is intended or would reasonably be expected to impede, interfere with, delay or materially and adversely affect the Advisor Transaction, the Merger or any of the other transactions contemplated by the Merger Agreement, the Incorporation Merger Agreement, the Advisor Transaction Agreement or this Agreement.

            Section 1.2 Actions Regarding Former Company Directors. Each Shareholder agrees that it will not vote or cause to be voted its Subject Shares, at any special or annual meeting of the shareholders of Starwood or New Starwood (including any postponement or adjournment thereof) or in connection with any action to be taken by written consent of the shareholders of Starwood or the stockholders of New Starwood, in favor of (and shall vote such Subject Shares against) any of the following actions:

                  (a) the removal (other than for cause) of any of the persons listed on Schedule I to this Agreement (collectively, the "Class T Directors") as a director of New Starwood at any time prior to the date on which such person shall have served as a member of the Board of Directors through the expiration of such member's initial term; or

                  (b) the amendment of the Charter of New Starwood changing the classification or term of service of directors of New Starwood in any manner that would shorten the initial term to be served by any Class T Director on the Board of Directors of New Starwood.

            Section 1.3 Actions to be Taken if the Incorporation Merger does not Occur. If the Incorporation Merger does not occur prior to or on the Closing Date, the Shareholders, prior to or on the Closing Date, shall cause (either by a vote of the shareholders of the Company at a general or special meeting of the Company or by written consent) Starwood to amend its declaration of trust and bylaws in the manner provided by Maryland law to substantially conform such declaration of trust and bylaws, to the extent permitted by applicable Maryland law governing Maryland's real estate investment trusts, to the forms of charter and bylaws of New Starwood, respectively, set forth as Exhibits J and K to the Merger Agreement, including, without limitation, to eliminate the Starwood Class B Common Shares and cause the conversion of all Starwood Class B Common Shares into Starwood Class A Common Shares on the basis of 49 Starwood Class B Common Shares for one Starwood Class A Common Shares.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

            Section 2.1 Certain Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, represents and warrants as of the date hereof to Company as follows:

                  (a) Ownership. Such Shareholder is the sole record and beneficial owner of the number of Starwood Shares set forth opposite such Shareholder's name on Annex A hereto and has full, unrestricted and sole power to dispose of and to vote such Starwood Shares, except, in the case of SOFI-IV SMT Holdings, L.L.C., a Delaware limited liability company ("SMT"), as such power may be limited by the exercise of the rights of foreclosure, sale and other realization upon security with respect to the Starwood Shares held by SMT (the "SMT Shares") pursuant to the lien of General Electric Capital Corporation, a New York corporation ("GECC"), and its successors and assigns (collectively, together with GECC, the "GECC Parties") granted pursuant to the Pledge and Security Agreement, Facility B (the "GECC Pledge Agreement"), dated as of May 27, 1999, among SMT, Starwood Opportunity Fund IV, L.P., a Delaware limited partnership ("SOF-IV LP"), certain pledgors named therein and GECC and the related Credit and Guaranty Agreement (the "GECC Credit Agreement"), dated as of May 27, 1999, by and among SMT, SOF-IV LP, certain guarantors named therein and GECC. Such Starwood Shares are now, and at all times prior to the Closing Date will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, voting trusts or agreements, powers of attorney, proxies or any other arrangement or agreement with any person or entity limiting or affecting the Shareholders' legal power or authority to vote or sell the Starwood Shares, except for those restrictions arising hereunder or under the Proxy delivered by such Shareholder or set forth under applicable securities laws and except, in the case of SMT, for the lien on the SMT Shares granted to the GECC Parties pursuant to the GECC Pledge Agreement and the conditional rights to the SMT Shares granted to the GECC Parties in
Article 5(b) of the GECC Pledge Agreement upon the occurrence of an "Event of Default" or "Additional Acceleration Event" under the GECC Credit Agreement. Except as set forth in Annex A hereto and except with respect to the issuance of
(i) additional Class B Shares in accordance with the Declaration of Trust of Starwood, (ii) additional Class A Shares upon the conversion of Class B Shares,
(iii) additional Class A Shares upon the exercise of outstanding options and
(iv) additional Class A Shares pursuant to the Stock Dividend (as defined in the Merger Agreement), such Shareholder does not beneficially own or hold any rights to acquire any additional securities of Starwood on the date hereof other than such Starwood Shares.

                  (b) Power and Authority; Execution and Delivery. Such Shareholder has all requisite power and authority to enter into this Agreement to grant the Proxy and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Proxy by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Shareholder. This Agreement and the Proxy have been duly executed and delivered by such Shareholder and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, each of this Agreement and the Proxy constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The Proxy is an irrevocable proxy, coupled with an interest, and Company shall, by operation of the Proxy, have the power to vote such Shareholder's Subject Shares in accordance with, and as contemplated by, Section 1.1 and by the terms of the Proxy, except, with respect to SMT, that the GECC Parties may be entitled to exercise voting and consensual rights with respect to the SMT Shares pursuant to Article 5(b) of the GECC Pledge Agreement upon the occurrence of an "Event of Default" or "Additional Acceleration Event" under the GECC Credit Agreement.

                  (c) No Conflicts. The execution and delivery of this Agreement or of the Proxy does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, a right of termination, cancellation, or acceleration of any obligation or a loss of a material benefit under, or require notice to or the consent of any person under any organizational documents of such Shareholder or any agreement, instrument, undertaking, Law, judgment, order, injunction, decree, determination or award binding on such Shareholder, other than any such conflicts, breaches, violations, defaults, obligations, rights or losses that, individually or in the aggregate, would not reasonably be expected to (i) impair the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or
(ii) prevent or delay the consummation of any of the transactions contemplated hereby.

                  (d) Other Proxies Revoked. Any proxies (other than the Proxy) heretofore given in respect of such Shareholder's Subject Shares are not irrevocable and all such proxies are hereby revoked, except, with respect to SMT, that the GECC Parties may be entitled to exercise voting and consensual rights with respect to the SMT Shares pursuant to Article 5(b) of the GECC Pledge Agreement upon the occurrence of an "Event of Default" or "Additional Acceleration Event" under the GECC Credit Agreement.

                                   ARTICLE III

                                CERTAIN COVENANTS

            Section 3.1 Certain Covenants of Shareholders.

                  (a) Restriction on Transfer of Subject Shares, Proxies and Noninterference. No Shareholder shall, prior to the Closing Date, directly or indirectly: (A) (i) except pursuant to the terms of this Agreement, (ii) except for the conversion of Subject Shares at the Effective Time under the Incorporation Merger Agreement or the Advisor Transaction and (iii) except, with respect to SMT, for a transfer or sale of the SMT Shares in connection with a foreclosure or other realization upon security under the GECC Pledge Agreement, offer for sale, sell, transfer, pledge, tender, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, encumbrance, assignment or other disposition of, any or all of such Shareholder's Subject Shares; (B) (i) except pursuant to the terms of this Agreement, (ii) except for the execution and delivery of the Proxy and (iii) except, with respect to SMT, for the right of the GECC Parties to exercise voting, consensual, foreclosure or other realization rights with respect to the SMT Shares pursuant to Article 5(b) of the GECC Pledge Agreement upon the occurrence of an "Event of Default" or "Additional Acceleration Event" under the GECC Credit Agreement, grant any proxies or powers of attorney, deposit any of such Shareholder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of such Shareholder's Subject Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or, except with respect to SMT for the exercise by the GECC Parties of voting, consensual, foreclosure or other realization rights with respect to the SMT Shares pursuant to Article 5(b) of the GECC Pledge Agreement upon the occurrence of an "Event of Default" or "Additional Acceleration Event" under the GECC Credit Agreement, have the effect of impairing the ability of such Shareholder to perform such Shareholder's obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or revoke or invalidate the Proxy; provided, however, that a Shareholder may pledge its Subject Shares to a lender in order to effect a bona-fide loan or financing transaction with such lender (an "Exempt Transaction"), and such lender may foreclose upon or sell such pledged Subject Shares so long as (i) such Exempt Transaction is not intended to circumvent the transfer restrictions of this Section 3.1(a) and (ii) the documentation relating to such Exempt Transaction provides that any party acquiring such pledged Subject Shares in connection with such Exempt Transaction will, upon acquiring such pledged Subject Shares, become a party to this Agreement as a holder of Subject Shares and issue to Company a proxy substantially in the form of the Proxy, except that any party acquiring any SMT Shares in connection with a foreclosure, sale or other realization upon security under the GECC Pledge Agreement shall not be required to become a party to this Agreement or issue a proxy to Company. For the avoidance of doubt, the transactions entered into by SMT under the GECC Credit Agreement and the GECC Pledge Agreement are acknowledged hereby as transactions not intended to circumvent the restrictions of this Section 3.1(a).

                  (b) Reliance by Company; Cooperation. The Shareholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon the Shareholders' execution and delivery of this Agreement and the Proxy. Each Shareholder shall cooperate fully with Starwood and Company in connection with the respective reasonable best efforts of Starwood and Company to fulfill the conditions to the Merger set forth in Article VI of the Merger Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

            Section 4.1 Fees and Expenses. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

            Section 4.2 Indemnification. Each Shareholder jointly and severally shall indemnify and hold harmless Company and its directors, officers, employees, affiliates, successors and assigns from and against any and all losses, lawsuits, liabilities (including, without limitation, liability arising under principles of strict or joint and several liability), damages (including, without limitation, such amounts as constitute punitive damages), deficiencies, demands, claims (including, without limitation, demands, allegations, orders or other actions by governmental agencies or other third parties), actions, judgments or causes of action, assessments, costs, all amounts paid in investigation, defense or settlement of any of the foregoing and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements or other third party claims) based upon, arising out of or otherwise in connection with any inaccuracy in, or any breach of, any representation, warranty, covenant or agreement of such Shareholder in this Agreement.

            Section 4.3 Amendment; Termination. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement shall terminate immediately upon the termination of the Merger Agreement in accordance with its terms. In addition, this Agreement may be terminated (i) prior to the Effective Time, by mutual written consent of Company and the Shareholders and (ii) following the Effective Time, by the mutual written consent of New Starwood (as Starwood's successor in interest), the Shareholders and a majority of the Class T Directors (as beneficiaries hereof). In the event of termination of this Agreement pursuant to this Section 4.3, this Agreement shall become null and void and of no effect with no liability on the part of any party hereto and all Proxies shall automatically terminate; provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination, and provided further that the representations and warranties set forth in Section 2.1 shall survive the termination of this Agreement. All covenants and agreements which contemplate performance after the Effective Time shall survive the Effective Time.

            Section 4.4 Extension, Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            Section 4.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and subject to the succeeding proviso, is not intended to confer upon any person other than the parties any rights or remedies; provided, however, that this Agreement is intended to be for the benefit of and shall be enforceable by any Class T Director.

            SECTION 4.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THIS AGREEMENT IS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

            Section 4.7 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier service, such as Federal Express), or sent by overnight courier, such as Federal Express (providing proof of delivery). All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to the Shareholders:

                        to the address set forth on Annex A hereto.

                  with copies to:

                        Katten, Muchin & Zavis
                        525 W. Monroe St. #1600
                        Chicago, IL 60661
                        Attention: Nina Matis, Kenneth M. Jacobson
                        Telecopy: (312) 902-1061

                  If to Company:

                        Trinet Corporate Realty Trust, Inc.
                        One Embarcadero Center, 33rd Floor
                        San Francisco, CA 94111
                        Attention: Geoff Dugan, Esq.
                        Telecopy: (415) 391-3092

                  with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York  10019
                        Attention: James M. Dubin, Esq.
                        Telecopy: (212) 757-3990

            Section 4.8 Assignment. Subject to the terms of the GECC Pledge Agreement and the GECC Credit Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Shareholder without the prior written consent of Company, or by Company without the prior written consent of the Shareholders and any such assignment or delegation that is not consented to shall be null and void. Subject to the preceding sentence, and to the terms of the GECC Pledge Agreement, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any person to whom any Subject Shares are sold, transferred or assigned).

            Section 4.9 Further Assurances. Each Shareholder shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Company or any Class T Director in order to ensure that Company and each Class T Director receives the full benefit of this Agreement.

            Section 4.10 Enforcement. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the federal court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the jurisdiction of the federal courts of the United States of America located in the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the federal courts of the United States of America located in the State of New York.

            Section 4.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            Section 4.12 No Personal Liability. No partner or member in a Shareholder shall have any individual or personal liability on account of this Agreement, and no officer, director, member, shareholder or partner of such partner or member shall have any individual or personal liability on account of this Agreement unless, in either case, such Person has executed an instrument in writing stating that it wishes to be bound hereby as a Shareholder. For the avoidance of doubt, no negative or deficit capital accounts shall be considered to be assets of a Shareholder or other Person, and no obligation of a partner or member to contribute capital or make loans shall be considered such an asset.

            Section 4.13 GECC. It is agreed (a) that nothing contained in this Agreement, in the Proxy or in any other document executed and delivered pursuant to this Agreement is binding upon the GECC Parties, as secured parties under the GECC Pledge Agreement, or upon any person who acquires the SMT Shares pursuant to the exercise of the foreclosure, other realization or sale rights and remedies under the GECC Pledge Agreement, GECC Credit Agreement or applicable law; and (b) that the Proxy with respect to the SMT Shares shall be automatically revoked upon the acquisition of the SMT Shares pursuant to the exercise of such rights and remedies. In the event of any conflict under this Agreement, the provisions of this Section 4.13 shall control.

            Section 4.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.


                                     TRINET CORPORATE REALTY TRUST, INC.


                                     By: _______________________________________
                                     Name: Mr. Robert W. Holman, Jr.
                                     Title: Chairman and Chief Executive Officer

                                     SHAREHOLDERS:

                                     STARWOOD MEZZANINE INVESTORS, L.P.

                                     By: Starwood Capital Group I, L.P.
                                           (General Partner)
                                     By: BSS Capital Partners, L.P.
                                           (General Partner)
                                     By: Sternlicht Holdings II, Inc.
                                           (General Partner)


                                     By: _______________________________________
                                     Name:
                                     Title:

                                     SOFI-IV SMT HOLDINGS, L.L.C.

                                     By: Starwood Opportunity Fund IV, L.P.
                                           (Managing Member)
                                     By: SOFI IV Management, L.L.C.
                                           (General Partner)
                                     By: Starwood Capital Group, L.L.C.
                                           (General Partner)


                                     By: _______________________________________
                                     Name:
                                     Title:

                                     B HOLDINGS, L.L.C.


                                     By: _______________________________________
                                     Name:
                                     Title:

                                                                         ANNEX A

                                                   Total Number of
                                                  Company Shares of
Name and Address of Shareholder              Starwood Common Stock Owned
-------------------------------              ---------------------------

                                              Class A            Class B
                                              -------            -------

STARWOOD MEZZANINE                          10,759,890                 --
   INVESTORS, L.P.
c/o Starwood Capital Group, L.P.
Three Pickwick Plaza, Suite 250
Greenwich, CT 06830
Attention:  Jerome C. Silvey
Telecopy:  (203) 861-2101

SOFI-IV SMT HOLDINGS, L.L.C.                41,079,912                 --
c/o SOFI IV Management, L.L.C.
Three Pickwick Plaza, Suite 250
Greenwich, CT 06830
Attention:  Jerome C. Silvey
Telecopy:  (203) 861-2101

B HOLDINGS, L.L.C.                                  --         26,235,475
c/o Starwood Capital Group, L.P.
Three Pickwick Plaza, Suite 250
Greenwich, CT 06830
Attention:  Jerome C. Silvey
Telecopy:  (203) 861-2101

                                                                      SCHEDULE I

                              Willis Andersen, Jr.
                              Robert W. Holman, Jr.
                                John G. McDonald
                               Stephen B. Oresman
                                George R. Puskar